[LOGO]  Sun                             NEWS RELEASE
        Bancorp, Inc.

Contact:
Dan A. Chila, EVP and Chief Financial Officer
(856) 691-7700


                   SUN BANCORP, INC. - 2003 MOMENTUM CONTINUES

                        SUN BANCORP ANNOUNCES IMPRESSIVE
                           SECOND QUARTER 2003 RESULTS

             19% Increase in Net Income Per Share in Second Quarter 34% Increase in Net Income Per Share in First Half 2003

      Our mission is uncompromising ...
               ...to be the Premier Community Bank in every community we serve


VINELAND, NJ, July 17, 2003 -- Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $3.1 million or $.25 per share for the quarter ended June 30, 2003, representing a per share increase of 19% over the second quarter 2002 net income of $2.6 million or $.21 per share. The second quarter 2002 earnings per share of $.15 includes the charge to equity of $.06 per share for the write-off of the unamortized debt issuance costs of the redeemed 9.85% Sun Trust I Preferred Securities.

         For the six months ended June 30, 2003, the Company reported net income of $6.9 million or $.55 per share. Reported net income for the six months ended June 30, 2003 includes $860,000 ($.06 per share) net after-tax gain from a branch sale in the first quarter 2003. Net operating income for the six months, excluding the gain from the branch sale, was $6.0 million or $.49 per share. The first half 2003 results represent a per share increase of 34% compared to the first half 2002 net income of $4.7 million or $.41 per share, excluding the write-off of unamortized debt issuance costs of $.07 per share. Including the write-off, earnings per share for the first half of 2002 was $.34.

                                     -more-

              P.O. Box 849 o 226 Landis Avenue o Vineland, NJ 08360
                          o 856-691-7700 o Member FDIC

Sun National Bank - 2Q 2003 Earnings                                      Page 2


         "We continue to capitalize on the plan set in place by our management team. The investments and decisions made have allowed us to weather these difficult economic and unparalleled interest rate challenges," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. "As we build a formidable Regional Community Bank, led by a seasoned and tested management team implementing our Relationship Banking strategy, we remain pleased with our ability to grow the Bank and improve our key performance indicators."

         "The second quarter results reflect loan and deposit growth, improved credit quality, increased non-interest income, controlled expense growth and stability of net interest income despite the market pressures on net interest margin. These results demonstrate our commitment to staying the course for the long-term benefit of the Company. While we understand the realities of the challenges facing the banking industry, we believe the foundation laid over the past several years has positioned Sun National Bank to capitalize on the opportunities we continue to see in our marketplace," stated Bracken.

         The following are the financial highlights for the quarter ended June 30, 2003:

o Total assets were $2.231 billion at June 30, 2003, compared to $2.112 billion at December 31, 2002 and $2.049 billion at June 30, 2002.

o Total loans before allowance for loan losses were $1.289 billion at June 30, 2003, a net increase of $55.4 million or 4.5% over total loans at December 31, 2002 and a net increase of $79.3 million or 6.6% over total loans at June 30, 2002 despite accelerated loan prepayments amounting to approximately $100 million in the first half of 2003 as non-traditional funding sources continue to play an expanded role in the marketplace.

o Allowance for loan losses was $16.2 million or 1.26% of gross loans at June 30, 2003 compared to $16.4 million or 1.33% of gross loans at December 31, 2002 and $14.7 million or 1.22% of gross loans at June 30, 2002. Net charge-offs were $979,000, or .08% of loans compared to .05% of loans in the previous quarter. The comparable prior year quarter reflected a modest net recovery. The Company provided $710,000 for loan losses in the quarter, compared to $675,000 in the first

                                     -more-

Sun National Bank - 2Q 2003 Earnings                                      Page 3


     quarter 2003 and $1.1 million in the same quarter of 2002. Non-performing loans were $8.8 million at June 30, 2003 compared to $12.5 million at December 31, 2002 and $11.1 million at June 30, 2002. Restructured loans remain at $13.5 million since their classification as restructured in the third quarter of 2002. These loans continue to perform under their modified terms and are fully accruing. The total allowance coverage for non-performing loans was 183.5% at June 30, 2003 compared to 131.6% at December 31, 2002 and 132.9% at June 30, 2002. Non-performing assets to total loans and other real estate was .73% at June 30, 2003 compared to 1.08% at December 31, 2002 and .98% at June 30, 2002.

o Total deposits were $1.746 billion at June 30, 2003, an increase of $55.6 million or 3.3% (4.5%, adjusted for first quarter 2003 branch sale) over total deposits at December 31, 2002 and an increase of $125.3 million or 7.7% (9.0%, adjusted for first quarter 2003 branch sale) over total deposits at June 30, 2002. Total core deposits (demand and savings) increased $63.8 million or 5.0% at June 30, 2003 over December 31, 2002 and increased $170.3 million or 14.5% over June 30, 2002; non-core deposits decreased $8.6 million or 2.0% over December 31, 2002 and $45.0 million or 10.0% over June 30, 2002. This decrease in non-core deposits continues to be consistent with the Company's overall funding and liquidity strategy. Core deposits at June 30, 2003 represented 76.9% of total deposits, versus 75.6% at December 31, 2002 and 72.3% at June 30, 2002.

o Total shareholders' equity of $156.2 million at June 30, 2003 increased $10.5 million or 7.2% over December 31, 2002, and $18.2 million or 13.2% over June 30, 2002. Book value at June 30, 2003 was $13.27 compared to $12.40 at December 31, 2002 and $11.74 at June 30, 2002. Tangible book value at June 30, 2003 was $10.08 compared to $9.04 at December 31, 2002 and $8.21 at June 30, 2002.

o Net interest income for the quarter of $17.7 million increased $1.2 million or 7.4% over the second quarter 2002 and was essentially flat to the first quarter 2003. Net interest margin for the quarter of 3.53% compares to 3.53% for the second quarter 2002, however, the net interest margin for the quarter contracted 7 basis points from 3.60% for the prior quarter. The margin compression resulted from a decline in the interest rate spread quarter to quarter of 5 basis points. Average earning assets for the quarter of $2.038 billion increased $147.3 million or 7.8% over the second quarter 2002 and increased $35.6 million or 1.8% over the first quarter 2003.

o Non-interest income excluding securities gains and branch sales for the quarter ended June 30, 2003 was $3.0 million representing an increase of 15.2% over the prior year comparable quarter and 15.7% over the first quarter 2003. The increases are due to the introduction of an Overdraft Privilege Program and a BOLI investment during the quarter. These initiatives are forecasted to continue

                                     -more-

Sun National Bank - 2Q 2003 Earnings                                      Page 4


     to have a positive impact on enhancing non-interest revenue, which is a strategic goal of the Company.

o Non-interest expenses for the quarter of $16.4 million compare to $16.2 million (excluding a $650,000 gain on sale of ORE) for the first quarter 2003 and $14.9 million for the second quarter 2002. The increase of $1.5 million or 10.1% year- to-year was primarily related to salaries and benefits, which increased $1.3 million reflecting the effect of the increased staffing in 2002.

         "During 2002 we began a branch rationalization program and are pleased with our progress with this important initiative," stated Bracken. The first phase of the previously announced branch sales and consolidation program is scheduled to be completed during the third quarter. To date, one branch was sold in the first quarter, one branch was consolidated into an existing office during the second quarter and an agreement of sale for three offices is anticipated to close during the third quarter. The Company expects a further reduction, through sales and consolidations, of seven additional branches by the fourth quarter 2003 or early 2004.

         In 2001, Sun National Bank established a dedicated and focused Business Banking Division to capitalize on the growing small business market. During the second quarter, Sun strengthened its Business Banking Division with the appointment of Christopher P. Warren as executive vice president. Warren, who joins Sun from a major competitor, is a veteran banking professional with more than 20 years of local banking experience, and has worked with many of Sun's executive management team in the past. Warren will lead the business banking group in meeting the needs of businesses in Sun's market with revenues of up to $5 million and credit needs up to $1.5 million.

         "Our success is rooted in the foundation laid over the past two years and we are determined to focus on long term growth, profitability and the success of the Company," said Bracken. "Our performance is a testament to our people and our steadfast commitment to meet the needs of our customers and the marketplace."

         "We remain focused on our strategy and will continue to prudently manage Sun's balance sheet through these turbulent times, even as our industry is faced with compressed margins due to declining rates. Sun is a relationship bank; we stand

                                     -more-

Sun National Bank - 2Q 2003 Earnings                                      Page 5



committed to providing excellent customer service and becoming the Premier Community Bank in every community we serve," said Bracken.

         Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 70 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
                     -------------

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                      # # #

                                     -more-

SUN BANCORP, INC. AND SUBSIDIARIES                                                                                    Page 6
    FINANCIAL HIGHLIGHTS (unaudited)
    (Dollars in thousands, except per share data)                         Three months ended           Six months ended
                                                                               June 30,                     June 30,
                                                                       ------------------------     ------------------------
                                                                          2003          2002           2003          2002
                                                                       ----------    ----------     ----------    ----------
Profitability for the period:
    Net interest income                                                $   17,657    $   16,448     $   35,382    $   31,463
    Provision for loan losses                                                 710         1,110          1,385         2,185
    Non-interest income                                                     3,868         3,257          7,859         6,058
    Non-interest expense                                                   16,394        14,851         31,918        28,532
    Income before income taxes                                              4,421         3,744          9,938         6,804
    Net income                                                         $    3,127    $    2,573     $    6,885    $    4,710
Reconciliation of GAAP net income to Cash basis:
    Net income - GAAP                                                  $    3,127    $    2,573     $    6,885    $    4,710
    Amortization of intangible assets,
      net of tax benefits                                                     611           715          1,221         1,431
                                                                       ----------    ----------     ----------    ----------
    Net income - Cash basis                                            $    3,738    $    3,288     $    8,106    $    6,141
                                                                       ==========    ==========     ==========    ==========

    Return on average assets (1)                                             0.56%         0.51%          0.63%         0.47%
    Cash basis return on average assets (1), (2)                             0.67%         0.65%          0.74%         0.61%
    Return on average equity (1)                                             8.26%         7.88%          9.21%         7.18%
    Cash basis return on average equity (1), (2)                             9.87%        10.08%         10.84%         9.36%
    Net interest margin (1)                                                  3.53%         3.53%          3.57%         3.45%
    Efficiency ratio                                                        76.16%        75.37%         76.26%        80.74%
    Cash flow efficiency ratio (1), (2)                                     71.86%        69.86%         71.84%        74.61%
Per share data: (1)
    Net Income                                                         $    3,127    $    2,573     $    6,885    $    4,710
      Trust Preferred Issuance Write-off                                        -          (777)             -          (777)
                                                                       ----------    ----------     ----------    ----------
    Earnings available to common shareholders                          $    3,127    $    1,796     $    6,885    $    3,933
                                                                       ==========    ==========     ==========    ==========
    Net income per common share (3):
       Basic                                                           $     0.27    $     0.22     $     0.59    $     0.41
       Diluted                                                         $     0.25    $     0.21     $     0.55    $     0.41
    Earnings per common share (3), (4):
       Basic                                                           $     0.27    $     0.15     $     0.59    $     0.35
       Diluted                                                         $     0.25    $     0.15     $     0.55    $     0.34
    Cash net income per common share (after tax effect) (2), (3):
       Basic                                                           $     0.32    $     0.28     $     0.69    $     0.64
       Diluted                                                         $     0.30    $     0.27     $     0.65    $     0.62
    Cash earnings per common share (after tax effect) (2), (3), (4):
       Basic                                                           $     0.32    $     0.21     $     0.69    $     0.57
       Diluted                                                         $     0.30    $     0.20     $     0.65    $     0.56

    Average equity to average assets                                         6.79%         6.43%          6.80%         6.57%

                                                              June 30,
                                                     -----------------------------
At period-end:                                           2003             2002
                                                    -------------    -------------
    Assets                                          $   2,230,651    $   2,048,506
    Deposits                                            1,746,121        1,620,801
    Loans, net                                          1,272,621        1,194,836
    Investments                                           741,661          682,990
    Borrowings                                            262,507          232,027
    Shareholders' Equity                                  156,150          137,927

    ALLL to total loans                                      1.26%            1.22%
    Non-performing assets to total loans
       and other real estate owned                           0.73%            0.98%
    Total allowance for loan losses to
       non-performing loans                                183.47%          132.88%
Capital and credit quality ratios:
    Total Capital (to Risk Weighted Assets) (5):
      Sun Bancorp, Inc.                                     12.25%           11.35%
      Sun National Bank                                     11.44%           11.31%
    Tier I Capital (to Risk Weighted Assets) (5):
      Sun Bancorp, Inc.                                     10.49%            9.93%
      Sun National Bank                                     10.35%           10.24%
    Leverage Ratio (5):
      Sun Bancorp, Inc.                                      7.25%            6.96%
      Sun National Bank                                      7.16%            7.17%

    Book value                                              13.27            11.74
    Tangible book value                                     10.08             8.21


-------------------------------------------------------------------------------------

(1)  Annualized.
(2)  The Company's cash basis ratios are calculated on net income - Cash basis.
(3)  Data is adjusted for a 5% stock dividend in April 2003.
(4) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write-off), by the weighted average number of shares of common stock outstanding.
(5)  June 30, 2003 Capital ratios are estimted, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES                                                                                Page 7
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except per par value)                                 June 30,    December 31,     June 30,
                                                                                    2003          2002           2002
                                                                               -----------    -----------    -----------
ASSETS
     Cash and due from banks                                                   $   102,043    $    65,476    $    74,332
     Federal funds sold                                                                 56            138            265
                                                                               -----------    -----------    -----------
        Cash and cash equivalents                                                  102,099         65,614         74,597
     Investment securities available for sale (amortized cost -
        $715,832; 06/03, $714,962; 12/02, and $664,808 06/02)                      729,142        723,201        669,515
     Loans receivable (net of allowance for loan losses -
        $16,209; 06/03, $16,408; 12/02, and $14,708; 06/02)                      1,272,621      1,217,008      1,194,836
     Restricted equity investments                                                  12,519         11,610         13,475
     Bank properties and equipment, net                                             29,485         29,468         28,568
     Real estate owned, net                                                            577            904            733
     Accrued interest receivable                                                    10,999         11,012         12,619
     Goodwill                                                                       19,672         19,672         19,672
     Intangible assets, net                                                         17,933         19,783         21,798
     Deferred taxes, net                                                             4,993          6,867          7,238
     Other assets                                                                   30,611          7,033          5,455
                                                                               -----------    -----------    -----------
           TOTAL ASSETS                                                        $ 2,230,651    $ 2,112,172    $ 2,048,506
                                                                               ===========    ===========    ===========
LIABILITIES
     Deposits                                                                  $ 1,746,121    $ 1,690,462    $ 1,620,801
     Advances from the Federal Home Loan Bank                                      163,311        142,260        150,820
     Federal funds purchased                                                        27,000                         5,000
     Other borrowings                                                                               1,160          6,160
     Securities sold under agreements to repurchase - customers                     72,196         61,860         70,047
     Other liabilities                                                               6,599         11,533          8,464
                                                                               -----------    -----------    -----------
        Total liabilities                                                        2,015,227      1,907,275      1,861,292

     Guaranteed preferred beneficial interest in Company's subordinated debt        59,274         59,274         49,287

SHAREHOLDERS' EQUITY
     Common stock, $1 par value, shares authorized, 25,000,000
        issued and outstanding, 11,855,241; 06/03, 11,271,135; 12/02 and
        11,215,596; 06/02                                                           11,855         11,271         11,216
     Surplus                                                                       122,958        114,930        114,557
     Retained earnings                                                              13,611         15,030          9,362
     Accumulated other comprehensive income                                          8,772          5,438          3,107
     Treasury stock at cost, 90,562 shares in 06/03, 86,250 shares
        in 12/02 and 27,563 shares in 06/02                                         (1,046)        (1,046)          (315)
                                                                               -----------    -----------    -----------
     Total shareholders' equity                                                    156,150        145,623        137,927
                                                                               -----------    -----------    -----------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 2,230,651    $ 2,112,172    $ 2,048,506
                                                                               ===========    ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES                                                              Page 8
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)          For the Three Months    For the Six Months
                                                               Ended June 30,         Ended June 30,
                                                           ---------------------   --------------------
                                                             2003        2002        2003        2002
                                                           --------    --------    --------    --------
INTEREST INCOME:
     Interest and fees on loans                            $ 20,998    $ 20,995    $ 42,104    $ 41,329
     Interest on taxable investment securities                5,635       6,863      11,418      13,456
     Interest on non-taxable investment securities              625         504       1,241       1,009
     Dividends on restricted equity investments                 209         173         382         306
     Interest on federal funds sold                              18          80          29         133
                                                           --------    --------    --------    --------
        Total interest income                                27,485      28,615      55,174      56,233
INTEREST EXPENSE:
     Interest on deposits                                     6,537       8,959      13,337      18,317
     Interest on borrowed funds                               2,243       2,271       4,349       4,156
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                1,048         937       2,106       2,297
                                                           --------    --------    --------    --------
        Total interest expense                                9,828      12,167      19,792      24,770
                                                           --------    --------    --------    --------
           Net interest income                               17,657      16,448      35,382      31,463
                                                           --------    --------    --------    --------
Provision for loan losses                                       710       1,110       1,385       2,185
                                                           --------    --------    --------    --------
     Net interest income after provision for loan losses     16,947      15,338      33,997      29,278
NON-INTEREST INCOME:
     Service charges on deposit accounts                      1,932       1,733       3,686       3,399
     Other service charges                                      104         114         206         228
     (Loss) gain on sale of fixed assets                        (44)                      9         (14)
     Gain on sale of investment securities                      825         616         870         799
     Gain on sale of branches                                                         1,315
     Other                                                    1,051         794       1,773       1,646
                                                           --------    --------    --------    --------
        Total other income                                    3,868       3,257       7,859       6,058
NON-INTEREST EXPENSE:
     Salaries and employee benefits                           8,165       6,849      16,181      13,590
     Occupancy expense                                        2,156       1,960       4,611       3,864
     Equipment expense                                        1,414       1,203       2,774       2,289
     Data processing expense                                    838         789       1,629       1,619
     Amortization of intangible assets                          925       1,084       1,850       2,168
     Real estate owned expense, net                             (30)        (77)       (680)        (77)
     Other                                                    2,926       3,043       5,553       5,079
                                                           --------    --------    --------    --------
        Total other expenses                                 16,394      14,851      31,918      28,532
                                                           --------    --------    --------    --------
INCOME BEFORE INCOME TAXES                                    4,421       3,744       9,938       6,804
INCOME TAXES                                                  1,294       1,171       3,053       2,094
                                                           --------    --------    --------    --------
NET INCOME                                                 $  3,127    $  2,573    $  6,885    $  4,710
                                                           ========    ========    ========    ========

Less: Trust Preferred Issuance Write-off                   $      -    $   (777)   $      -    $   (777)
                                                           --------    --------    --------    --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                $  3,127    $  1,796    $  6,885    $  3,933
                                                           ========    ========    ========    ========

Basic net income per share (1)                             $   0.27    $   0.22    $   0.59    $   0.41
Diluted net income per share (1)                           $   0.25    $   0.21    $   0.55    $   0.41
Basic earnings per share (1), (2)                          $   0.27    $   0.15    $   0.59    $   0.35
Diluted earnings per share (1), (2)                        $   0.25    $   0.15    $   0.55    $   0.34

--------------------------------------------------------------------------------------------------------

(1)  Data is adjusted for a 5% stock dividend in April 2003.
(2) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES                                                                                      Page 9
    HISTORICAL  TRENDS IN  QUARTERLY  FINANCIAL  DATA  (unaudited)
   (Dollars in thousands, except per share data)
                                                         2003           2003           2002             2002           2002
                                                          Q2             Q1             Q4               Q3             Q2
                                                     ----------      ----------     -----------     -----------     -----------
 Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                     $1,082,251      $1,062,503     $ 1,043,885     $ 1,006,317     $ 1,013,567
       Home equity                                       62,768          50,766          44,603          38,670          32,221
       Second mortgage                                   53,210          44,505          47,458          51,775          54,755
       Residential real estate                           38,071          41,772          43,375          48,535          53,556
       Installment                                       52,530          53,815          54,095          54,626          55,445
                                                     ----------      ----------     -----------     -----------     -----------
          Total loans                                 1,288,830       1,253,361       1,233,416       1,199,923       1,209,544
           Allowance for loan losses                    (16,209)        (16,478)        (16,408)        (15,963)        (14,708)
                                                     ----------      ----------     -----------     -----------     -----------
              Net Loans                               1,272,621       1,236,883       1,217,008       1,183,960       1,194,836
    Goodwill                                             19,672          19,672          19,672          19,672          19,672
    Intangible assets, net                               17,933          18,858          19,783          20,764          21,798
    Total Assets                                      2,230,651       2,186,777       2,112,172       2,149,791       2,048,506
    Total Deposits                                    1,746,121       1,706,583       1,690,462       1,707,391       1,620,801
    Advances from the Federal Home Loan Bank            163,311         162,912         142,260         146,563         150,820
    Federal funds purchased                              27,000          32,000                                           5,000
    Securities repurchase agreements  - customers        72,196          68,655          61,860          74,089          70,047
    Total shareholders' equity                          156,150         148,922         145,623         144,385         137,927
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                     $1,071,011      $1,059,424      $1,025,551      $1,005,524      $  996,498
       Home equity                                       57,518          46,931          41,719          35,301          29,293
       Second mortgage                                   49,209          45,698          49,785          53,469          54,277
       Residential real estate                           40,247          41,085          44,745          49,836          53,111
       Installment                                       52,921          53,186          53,714          55,175          56,173
                                                    -----------     -----------     -----------     -----------     -----------
         Total loans                                  1,270,906       1,246,324       1,215,514       1,199,305       1,189,352
    Securities                                          766,827         755,831         795,235         757,561         701,129
    Total earning assets                              2,037,733       2,002,155       2,010,749       1,956,866       1,890,481
    Total assets                                      2,230,403       2,165,053       2,196,723       2,116,593       2,029,334
    Non-interest-bearing demand deposits                318,936         303,256         305,173         301,345         275,284
    Total deposits                                    1,718,591       1,681,471       1,721,434       1,670,724       1,596,014
    Total interest-bearing liabilities                1,723,693       1,682,828       1,692,395       1,651,777       1,614,515
    Total shareholders' equity                          151,491         147,600         142,239         139,660         130,541
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                  12.25%          12.22%          12.15%          12.28%          11.35%
       Sun National Bank                                  11.44%          11.44%          11.39%          11.54%          11.31%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                  10.49%          10.33%          10.14%          10.13%           9.93%
       Sun National Bank                                  10.35%          10.31%          10.24%          10.39%          10.24%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                                   7.25%           7.22%           6.84%           6.87%           6.96%
       Sun National Bank                                   7.16%           7.28%           6.97%           7.05%           7.17%

    Average equity to average assets                       6.79%           6.82%           6.48%           6.60%           6.43%
    ALLL to total loans                                    1.26%           1.31%           1.33%           1.33%           1.22%
    Non-performing assets to total loans
       and other real estate owned                         0.73%           0.84%           1.08%           0.72%           0.98%
    Total allowance for loan losses to
       non-performing loans                              183.47%         165.11%         131.60%         197.05%         132.88%
Other data:
    Net (charge-offs) recoveries                           (979)           (605)           (545)            255              17
                                                    ===========     ===========     ===========     ===========     ===========
    Restructured loans                                   13,476          13,476          13,476          13,476
                                                    ===========     ===========     ===========     ===========
    Non-performing assets:
       Non-accrual loans                                  8,219           9,202           9,963           7,388          10,054
       Loans past due 90 days                               616             778           2,505             713           1,015
       Other real estate owned, net                         577             570             904             579             733
                                                    -----------     -----------     -----------     -----------     -----------
         Total non-performing assets                      9,412          10,550          13,372           8,680          11,802
                                                    ===========     ===========     ===========     ===========     ===========

--------------------------------------------------------------------------------------------------------

(1)  June 30, 2003 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES                                                                                        Page 10
     HISTORICAL  TRENDS IN  QUARTERLY  FINANCIAL  DATA  (unaudited)
     (Dollars in thousands, except per share data)
                                                         2003            2003            2002            2002             2002
                                                          Q2              Q1              Q4              Q3               Q2
                                                    ------------    ------------    ------------    ------------     ------------
Profitability for the quarter:
     Tax-equivalent interest income                       27,805          28,004          27,973          29,238           28,872
     Interest expense                                      9,828           9,964          10,962          12,124           12,167
       Tax-equivalent net interest income                 17,977          18,040          17,011          17,114           16,705
       Tax-equivalent adjustment                             320             315             283             267              257
     Provision for loan losses                               710             675             990           1,000            1,110
     Non-interest income excluding security
       gains and branch sales                              3,043           2,631           2,679           2,723            2,641
     Security gains                                          825              45           1,182             536              616
     Gain on sale of branches                                              1,315
     Non-interest expense excluding amortization
       of intangible assets                               15,469          14,599          14,391          14,028           13,767
     Amortization of intangible assets                       925             925             980           1,034            1,084
     Income before income taxes                            4,421           5,517           4,228           4,044            3,744
     Income tax expense                                    1,294           1,759           1,336           1,268            1,171
     Net Income                                            3,127           3,758           2,892           2,776            2,573
Reconciliation of GAAP net income to Cash basis:
     Net income - GAAP                              $      3,127    $      3,758    $      2,892    $      2,776     $      2,573
     Amortization of intangible assets, net of
       tax benefits                                          611             611             647             682              715
                                                    ------------    ------------    ------------    ------------     ------------
     Net income - Cash basis                        $      3,738    $      4,369    $      3,539    $      3,458     $      3,288
                                                    ============    ============    ============    ============     ============
Financial ratios:
     Return on average assets (1)                           0.56%           0.69%           0.53%           0.52%            0.51%
     Cash basis return on average assets (1), (2)           0.67%           0.81%           0.64%           0.65%            0.65%
     Return on average equity (1)                           8.26%          10.18%           8.13%           7.95%            7.88%
     Cash basis return on average equity (1), (2)           9.87%          11.84%           9.95%           9.91%           10.08%
     Net interest margin (1)                                3.53%           3.60%           3.38%           3.50%            3.53%
     Efficiency ratio                                      76.16%          71.49%          74.65%          74.91%           75.37%
     Cash flow efficiency ratio (2)                        71.86%          67.23%          69.90%          69.77%           69.86%
Per share data:
     Net Income                                     $      3,127    $      3,758    $      2,892    $      2,776     $      2,573
       Redemption of subsidiary's Trust
         Preferred Securities                                  -               -               -               -              777
                                                    ------------    ------------    ------------    ------------     ------------
     Earnings available to common shareholders      $      3,127    $      3,758    $      2,892    $      2,776     $      1,796
                                                    ============    ============    ============    ============     ============
     Net income per common share (3):
        Basic                                       $       0.27    $       0.32    $       0.25    $       0.24     $       0.22
        Diluted                                     $       0.25    $       0.31    $       0.24    $       0.23     $       0.21
     Earnings per common share (3), (4):
        Basic                                       $       0.27    $       0.32    $       0.25    $       0.24     $       0.15
        Diluted                                     $       0.25    $       0.31    $       0.24    $       0.23     $       0.15
     Cash net income per common share
     (after tax effect) (2), (3):
        Basic                                       $       0.32    $       0.37    $       0.30    $       0.29     $       0.28
        Diluted                                     $       0.30    $       0.36    $       0.29    $       0.28     $       0.27
     Cash earnings per common share
     (after tax effect) (2), (3), (4):
        Basic                                       $       0.32    $       0.37    $       0.30    $       0.29     $       0.21
        Diluted                                     $       0.30    $       0.36    $       0.29    $       0.28     $       0.20

     Book value (3)                                        13.27           12.68           12.40           12.31            11.74
     Tangible book value (3)                               10.08            9.40            9.04            8.86             8.21
     Average basic shares (3)                         11,750,098      11,745,312      11,738,198      11,743,116       11,737,553
     Average fully diluted shares (3)                 12,542,878      12,273,694      12,211,868      12,159,650       12,257,765
Non-operating income /expense items:
     Gain (loss) on sale of investment securities            825              45           1,182             536     $        616
     Gain on sale of branches                                              1,315
     Gain (loss) on sale of real estate owned                 30             650              90              (7)              77
                                                    ------------    ------------    ------------    ------------     ------------
       Net non-operating income (expense)
         before tax effect                                   855           2,010           1,272             529              693
       Net non-operating income (expense)
         after tax effect                                    564           1,327             840             349              457
 Operating non-interest income breakdown:
     Service charges on deposit accounts                   1,932           1,754           1,758           1,783            1,733
     Other service charges                                   104             102             104             109              114
     Other income                                          1,007             775             817             831              794
                                                    ------------    ------------    ------------    ------------     ------------
       Total operating non-interest income                 3,043           2,631           2,679           2,723            2,641
Operating non-interest expense breakdown:
     Salaries and employee benefits                        8,165           8,016           7,454           7,164            6,849
     Occupancy expense                                     2,156           2,455           2,039           1,990            1,960
     Equipment expense                                     1,414           1,360           1,430           1,322            1,203
     Data processing expense                                 838             791             794           1,015              789
     Amortization of intangible assets                       925             925             980           1,034            1,084
     Other expenses                                        2,926           2,627           2,674           2,537            3,043
                                                    ------------    ------------    ------------    ------------     ------------
       Total operating non-interest expense               16,424          16,174          15,371          15,062           14,928

------------------------------------------------------------------------------------------------------------------------------------

(1)  Annualized.
(2)  The Company's cash basis ratios are calculated on net income - Cash basis.
(3)  Data is adjusted for a 5% stock dividend in April 2003.
(4) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write-off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES                                                                                Page 11
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)                           Three months ended June 30, 2003        Three months ended June 30, 2002
                                              --------------------------------------   -----------------------------------
                                                  Average                  Average          Average              Average
                                                  Balance      Interest   Yield/Cost        Balance    Interest Yield/Cost
                                                  -------      --------   ----------        -------    -------- ----------

Interest-earning assets:
    Loans receivable (1), (2)
        Commercial and industrial              $ 1,071,011     $ 17,726      6.62 %        $ 996,498 $ 17,553      7.05 %
        Home equity                                 57,518          588      4.09             29,293      377      5.15
        Second mortgage                             49,209          845      6.87             54,277    1,010      7.44
        Residential real estate                     40,247          762      7.57             53,111      843      6.35
        Installment                                 52,921        1,077      8.14             56,173    1,212      8.63
                                                 ---------     --------                  -----------  -------
           Total loans receivable                1,270,906       20,998      6.61          1,189,352   20,995      7.06
    Investment securities (3)                      750,665        6,773      3.61            676,721    7,778      4.60
    Interest-bearing deposit with banks              9,956           16      0.66              5,442       18      1.29
    Federal funds sold                               6,206           18      1.14             18,966       81      1.70
                                                 ---------     --------                  -----------  -------
        Total interest-earning assets            2,037,733       27,805      5.46          1,890,481   28,872      6.11

    Cash and due from banks                         63,909                                    59,053
    Bank properties and equipment                   29,498                                    28,314
    Goodwill and intangibles                        38,184                                    41,011
    Other assets                                    61,079                                    10,475
                                                 ---------                               -----------
Non-interest-earning assets                        192,670                                   138,853
                                                 ---------                               -----------
  Total assets                                   2,230,403                               $ 2,029,334
                                                 =========                               ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
        Interest-bearing demand deposit          $ 680,610        2,167      1.27 %        $ 553,541    2,684      1.94 %
        Savings Deposits                           322,365        1,151      1.43            308,714    1,764      2.29
        Time Deposits                              396,680        3,219      3.25            458,475    4,511      3.94
                                                 ---------     --------                  -----------  -------
          Total interest-bearing
            deposit accounts                     1,399,655        6,537      1.87          1,320,730    8,959      2.71
                                                 ---------     --------                  -----------  -------
  Borrowed money
        Repurchase agreements with customers        75,612          111      0.59             73,194      197      1.07
        FHLB Advances                              179,921        2,091      4.65            163,135    1,933      4.74
        Federal funds purchased                      9,231           41      1.76              2,033       11      2.15
        Other borrowings                                 -            -                        8,138      130      6.38
                                                 ---------     --------                  -----------  -------
           Total borrowings                        264,764        2,243      3.39            246,500    2,271      3.68
  Guaranteed preferred beneficial interest
    in Company's subordinated debt                  59,274        1,048      7.08             47,286      937      7.93
                                                 ---------     --------                  -----------  -------
    Total interest-bearing liabilities           1,723,693        9,828      2.28          1,614,515   12,167      3.01
                                                 ---------     --------                  -----------  -------

Non-interest-bearing demand deposits               318,936                                   275,284
Other liabilities                                   36,283                                     8,993
                                              -----------                               -----------
  Total liabilities                              2,078,912                                 1,898,793

Shareholders' equity                               151,491                                   130,541
                                              ------------                              ------------
  Total liabilities and shareholders' equity  $  2,230,403                              $  2,029,334
                                              ============                               ===========

Net interest income                                            $ 17,977                               $ 16,705
                                                              =========                               ========
Interest rate spread (4)                                                     3.18 %                                3.10 %
                                                                           ======                                ======
Net yield on interest-earning assets (5)                                     3.53 %                                3.53 %
                                                                           ======                                ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                  118.22 %                              117.09 %
                                                                           ======                                ======
--------------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES                                                                               Page 12
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)
                                                 Six months ended June 30, 2003           Six months ended June 30, 2002
                                              --------------------------------------   -----------------------------------
                                                  Average                  Average          Average              Average
                                                  Balance      Interest   Yield/Cost        Balance    Interest Yield/Cost
                                                  -------      --------   ----------        -------    -------- ----------
Interest-earning assets:
    Loans receivable (1), (2)
        Commercial and industrial              $ 1,065,250     $ 35,652      6.69 %        $ 967,503  $34,433      7.12 %
        Home equity                                 52,253        1,086      4.15             26,907      723      5.37
        Second mortgage                             47,463        1,656      6.98             51,876    1,948      7.51
        Residential real estate                     40,664        1,527      7.51             53,847    1,793      6.66
        Installment                                 53,053        2,183      8.23             56,591    2,432      8.59
                                               -----------     --------                    ---------  -------
           Total loans receivable                1,258,683       42,104      6.69          1,156,724   41,329      7.15
    Investment securities (3)                      748,655       13,648      3.65            675,095   15,239      4.51
    Interest-bearing deposit with banks              7,816           28      0.71              7,379       46      1.25
    Federal funds sold                               4,888           29      1.16             15,768      133      1.69
                                               -----------     --------                    ---------  -------
        Total interest-earning assets            2,020,042       55,809      5.53          1,854,966   56,747      6.12

    Cash and due from banks                         62,142                                    60,428
    Bank properties and equipment                   29,500                                    28,224
    Goodwill and intangibles                        38,642                                    41,971
    Other assets                                    47,582                                    11,839
                                                   -------                                   -------
Non-interest-earning assets                        177,866                                   142,462
                                                  --------                                  --------
  Total assets                                   2,197,908                               $ 1,997,428
                                                ==========                               ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
        Interest-bearing demand deposit         $  662,448        4,252      1.28 %       $  541,007    5,259      1.94 %
        Savings Deposits                           323,595        2,420      1.50            301,548    3,484      2.31
        Time Deposits                              402,951        6,665      3.31            460,782    9,574      4.16
                                                ----------     --------                   ----------  -------
          Total interest-bearing
            deposit accounts                     1,388,994       13,337      1.92          1,303,337   18,317      2.81
                                                ----------     --------                   ----------  -------
  Borrowed money
        Repurchase agreements with customers        69,261          207      0.60             76,033      381      1.00
        FHLB Advances                              177,474        4,070      4.59            148,380    3,607      4.86
        Federal funds purchased                      8,369           72      1.72              1,376       15      2.12
        Other borrowings                                 -            -                        5,083      153      6.03
                                               -----------     --------                    ---------  -------
           Total borrowings                        255,104        4,349      3.41            230,872    4,156      3.60
  Guaranteed preferred beneficial interest
    in Company's subordinated debt                  59,274        2,106      7.11             52,279    2,297      8.79
                                               -----------     --------                    ---------  -------
    Total interest-bearing liabilities           1,703,372       19,792      2.32          1,586,488   24,770      3.12
                                               -----------     --------                    ---------  -------

Non-interest-bearing demand deposits               311,139                                   270,802
Other liabilities                                   33,841                                     8,975
                                               -----------                               -----------
  Total liabilities                              2,048,352                                 1,866,265

Shareholders' equity                               149,556                                   131,163
                                               -----------                               -----------
  Total liabilities and shareholders' equity   $ 2,197,908                               $ 1,997,428
                                               ===========                               ===========

Net interest income                                            $ 36,017                               $31,977
                                                              =========                              ========
Interest rate spread (4)                                                     3.20 %                                3.00 %
                                                                           ======                                ======
Net yield on interest-earning assets (5)                                     3.57 %                                3.45 %
                                                                           ======                                ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                  118.59 %                              116.92 %
                                                                           ======                                ======
--------------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.